Exhibit 99.1

Finjan Receives Three Favorable Final Written PTAB Decisions

EAST PALO ALTO, CA – 03/16/17 -- Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, and its subsidiary Finjan, Inc. ("Finjan") announced that on March 15, 2017, the Patent Trial and Appeal Board (PTAB) for the United States Patent & Trademark Office (USPTO) denied two of Palo Alto Networks, Inc. (“PAN”) petitions for the Inter Partes Review (IPRs, Case Nos. IPR2015-01892 and IPR2016-00151). Both PAN petitions challenged the validity of Finjan’s U.S. Patent No. 8,141,154 (the “’154 Patent”). Symantec Corporation (“Symantec”) later joined PAN’s petitions so the PTAB’s decisions apply to Symantec’s challenge as well. The PTAB also issued a Final Written Decision on Symantec’s petition for IPR (Case No. IPR2015-01892), challenging Finjan’s U.S. Patent No. 8,677,494 (the “‘494 Patent”), and which also applies against Blue Coat Systems, Inc., since it joined Symantec’s petition.

In the three Decisions, the PTAB instituted a review of prior art on a total of 31 patent claims across the ‘154 and ‘494 Patents. Specifically, in the two IPRs against the ‘154 Patent, the PTAB found all claims patentable. In the IPR against the ‘494 Patent, the PTAB determined five of eight claims were patentable, including all the system claims.

“Not only do the PTAB’s Decisions have no material impact on Finjan’s District Court matters against Palo Alto Networks, Symantec, Blue Coat or any other defendant, we believe they bolstered Finjan’s infringement claims against these parties,” said Julie Mar-Spinola, Chief IP Officer of Finjan Holdings. “Having endured over 60 IPR challenges, these recent Decisions reinforce the validity, enforceability, and value of Finjan’s patent portfolio.”

Finjan has pending district court actions or appeals against Palo Alto Networks, Inc., Symantec Corporation, Blue Coat Systems, Inc., FireEye, Inc., Sophos, Inc., ESET and its affiliates, Cisco Systems, Inc., and Avast Software, relating to, collectively, more than 20 patents in the Finjan portfolio. The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records (PACER) website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.
ABOUT FINJAN
Established nearly 20 years ago, Finjan is a globally recognized leader in cybersecurity. Finjan's inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.

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Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan’s expectations and beliefs regarding Finjan’s licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2015, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Investor Contact:
Vanessa Winter | Finjan \ Valter Pinto | KCSA Strategic Communications
(650) 282-3245
investors@finjan.com